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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated March 26, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Ampex Corporation, and our report dated March 26, 2002 relating to the financial statement schedules, which appears in Ampex Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.


                           /s/ PricewaterhouseCoopers LLP

                           PRICEWATERHOUSECOOPERS LLP



San Jose, California
May 23, 2002